UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania		15222-5479
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each matter submitted for a vote of the Company’s stockholders at the Annual Meeting are provided below.

1.	Election of five directors:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Richard J. Harshman	81,174,481	4,638,243	7,493,799
Diane C. Creel	71,046,382	14,766,342	7,493,799
John R. Pipski	83,950,660	1,862,064	7,493,799
James E. Rohr	70,396,845	15,415,879	7,493,799
Louis J. Thomas	83,834,240	1,978,484	7,493,799

2. Approval of an amendment to the Company’s 2007 Incentive Plan, as amended and restated:
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
81,759,892	3,585,840	466,991	7,493,800

3. Advisory vote to approve the compensation of the Company’s named officers:
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
50,708,762	34,566,666	537,295	7,493,800

4. Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2012:
FOR	AGAINST	ABSTENTIONS
91,246,719	1,972,815	86,989

There were no broker non-votes with respect to this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Dated: May 15, 2012